Exhibit 99.1

CVR Energy Reports Third Quarter 2021 Results

SUGAR LAND, Texas (November 1, 2021) – CVR Energy, Inc. (“CVR Energy” or the “Company”) (NYSE: CVI) today announced net income of $84 million, or 83 cents per diluted share, on net sales of $1.9 billion for the third quarter of 2021, compared to a net loss of $96 million, or 96 cents per diluted share, on net sales of $1.0 billion for the third quarter of 2020. Third quarter 2021 EBITDA was $243 million, compared to a third quarter 2020 EBITDA loss of $39 million.

“CVR Energy’s third quarter 2021 results were highlighted by safe, reliable operations across both our refining and fertilizer businesses,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “Our Petroleum Segment’s third quarter results were driven by widening crack spreads and a favorable Renewable Identification Number (RIN) revaluation.

“CVR Partners continued to experience solid production in the third quarter of 2021, with a combined ammonia utilization rate of 94 percent,” Lamp said. “Contributing to the success of the fertilizer business were favorable crop conditions and global supply constraints, which led to strong fertilizer demand and higher pricing. As a result, CVR Partners was pleased to declare a third quarter 2021 cash distribution of $2.93 per common unit.

“Looking to the future, we believe we are uniquely positioned, given our transportation and logistical connection to the Farm Belt, to be at the forefront of the ‘green’ revolution,” Lamp continued. “We began exploration of renewable initiatives almost two years ago and have invested nearly $150 million since then. Our efforts continue, with the Board’s recent approval of a feed pre-treater at Wynnewood, to provide optionality for higher-value feedstocks at an estimated cost of $60 million.”

Petroleum

The Petroleum Segment reported a third quarter 2021 operating income of $135 million on net sales of $1.7 billion, compared to an operating loss of $39 million on net sales of $927 million in the third quarter of 2020.

Refining margin per total throughput barrel was $15.03 in the third quarter of 2021, compared to $5.47 during the same period in 2020. The increase in refining margin was driven by a favorable RINs revaluation impact, improved throughput volumes and higher crack spreads during the third quarter of 2021. For the third quarter 2021, costs to comply with the Renewable Fuel Standard resulted in a benefit of $16 million, or 81 cents per total throughput barrel, which included a $115 million favorable revaluation of our RINs as of September 30, 2021, compared to an expense of $36 million, or $1.96 per total throughput barrel, for the third quarter of 2020, which included a $2 million unfavorable revaluation of our RINs as of September 30, 2020. The Petroleum Segment also recognized a third quarter 2021 derivative net loss of $12 million, or 63 cents per total throughput barrel, compared to a derivative gain of $5 million, or 27 cents per total throughput barrel, for the third quarter of 2020. Included in this derivative net loss for the third quarter of 2021 was a $22 million unrealized gain, compared to a $1 million unrealized gain for the third quarter of 2020. Offsetting these impacts, crude oil prices rose during the quarter, which led to a favorable inventory valuation impact of $8 million, or 41 cents per total throughout barrel, compared to a favorable inventory valuation impact of $16 million, or 86 cents per total throughput barrel during the third quarter of 2020.

Third quarter 2021 combined total throughput was approximately 211,000 barrels per day (“bpd”), compared to approximately 201,000 bpd of combined total throughput for the third quarter of 2020. This increase was primarily attributable to improved market conditions in 2021.

Fertilizer

The Nitrogen Fertilizer Segment reported an operating income of $46 million on net sales of $145 million for the third quarter of 2021, compared to an operating loss of $3 million on net sales of $79 million for the third quarter of 2020.

Third quarter 2021 average realized gate prices for urea ammonia nitrate (“UAN”) showed an improvement over the prior year, up 118 percent to $305 per ton, and ammonia was up 110 percent over the prior year to $507 per ton. Average realized gate prices for UAN and ammonia were $140 per ton and $242 per ton, respectively, for the third quarter of 2020.

CVR Partners, LP’s (“CVR Partners”) fertilizer facilities produced a combined 205,000 tons of ammonia during the third quarter of 2021, of which 65,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 314,000 tons of UAN. During the third quarter 2020, the fertilizer facilities produced 215,000 tons of ammonia, of which 71,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 330,000 tons of UAN.

Corporate

The Company reported an income tax expense of $47 million, or 30.8 percent of income before income taxes, for the three months ended September 30, 2021, compared to an income tax benefit of $31 million, or 22.2 percent of loss before income taxes, for the three months ended September 30, 2020. The change in income tax expense was due primarily to changes in pretax earnings and earnings attributable to noncontrolling interest. The year-over-year increase in effective income tax rate was due primarily to the relationship between pretax results and earnings attributable to noncontrolling interest.

Cash, Debt and Dividend

Consolidated cash and cash equivalents were $566 million at September 30, 2021, a decrease of $101 million from December 31, 2020. Consolidated total debt and finance lease obligations were $1.7 billion at September 30, 2021, including $625 million held by the Nitrogen Fertilizer Segment.

On September 23, 2021, CVR Partners redeemed an additional $15 million aggregate principal amount of its outstanding 9.25% Senior Secured Notes due June 2023 (the “2023 UAN Notes”) at par and settled accrued interest of less than $1 million through the date of redemption.

On September 30, 2021, CVR Partners entered into a new credit agreement with an aggregate principal amount of up to $35 million with a maturity date of September 30, 2024 (the “Nitrogen Fertilizer ABL”) and terminated its $35 million ABL Credit Agreement, dated as of September 30, 2016, as amended (the “UAN 2016 ABL Credit Agreement”). The Nitrogen Fertilizer ABL has substantially similar terms as the UAN 2016 ABL Credit Agreement. The proceeds of the Nitrogen Fertilizer ABL may be used to fund working capital, capital expenditures and for other general corporate purposes.

CVR Energy will not pay a cash dividend for the 2021 third quarter.

Today, CVR Partners announced that the Board of Directors of its general partner declared a third quarter 2021 cash distribution of $2.93 per common unit, which will be paid on November 22, 2021, to common unitholders of record as of November 12, 2021.

Third Quarter 2021 Earnings Conference Call

CVR Energy previously announced that it will host its third quarter 2021 Earnings Conference Call on Tuesday, November 2, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The third quarter 2021 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/ybtju824. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13724178.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: renewables initiatives; conversion of hydrocrackers at Wynnewood and Coffeyville and/or feed pre-treaters including the completion, operation, capacities, timing, costs, optionality and benefits thereof; segregation of our renewables business; strategic optionality; margins, spreads and economics relating to renewables; carbon capture; decarbonization; ammonia utilization rates; crop conditions; supply constraints; fertilizer demand and pricing; transportation and logistical connections; the “green” revolution and our involvement therein; feedstock values; credit agreements including the uses thereof; ammonia upgrades; cost to comply with the Renewable Fuel Standard, RIN prices and valuation of our net RVO; derivative activities and gains or losses associated therewith; dividends and distributions, including the timing, payment and amount (if any) thereof; total throughput, direct operating expenses, capital expenditures, depreciation and amortization and turnaround expense; continued safe and reliable operations; 45Q credits (if any) including the amount, timing and receipt thereof; natural gas and global energy costs; exports; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including the health and economic effects of the COVID-19 pandemic and any variant thereof, the rate of any economic improvement, demand for fossil fuels, price volatility of crude oil, other feedstocks and refined products (among others); the ability of the Company to pay cash dividends and CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing, or compliance with new, laws and regulations and potential liabilities arising therefrom; impacts of planting season on CVR Partners; general economic and business conditions; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 36 percent of the common units of CVR Partners.

Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.

For further information, please contact:

Investor Relations:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

As a result of volatile market conditions related to the Renewable Fuel Standard (“RFS”) during the first half of 2021 and the impacts certain significant non-cash items have on the evaluation of our operations, the Company began disclosing Adjusted EBITDA, as defined below, in the second quarter of 2021. We believe the presentation of this non-GAAP measure is meaningful to compare our operating results between periods and peer companies. All prior periods presented have been conformed to the definition below. The following are non-GAAP measures we present for the period ended September 30, 2021:

EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.

Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.

Refining Margin, adjusted for Inventory Valuation Impacts - Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if applicable. We record our commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes we hold in inventory can have favorable or unfavorable impacts on our refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry.

Refining Margin and Refining Margin adjusted for Inventory Valuation Impacts, per Throughput Barrel - Refining Margin and Refining Margin adjusted for Inventory Valuation Impacts divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

Adjusted EBITDA, Adjusted Petroleum EBITDA and Adjusted Nitrogen Fertilizer EBITDA - EBITDA, Petroleum EBITDA and Nitrogen Fertilizer EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Adjusted Earnings (Loss) per Share - Earnings (loss) per share adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Free Cash Flow - Net cash provided by (used in) operating activities less capital expenditures and capitalized turnaround expenditures.

Net Debt and Finance Lease Obligations - Net debt and finance lease obligations is total debt and finance lease obligations reduced for cash and cash equivalents.

Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer - Total debt and net debt and finance lease obligations is calculated as the consolidated debt and net debt and finance lease obligations less the Nitrogen Fertilizer Segment’s debt and net debt and finance lease obligations as of the most recent period ended divided by EBITDA exclusive of the Nitrogen Fertilizer Segment for the most recent twelve-month period.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly-traded companies in the refining and fertilizer industries, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Factors Affecting Comparability of Our Financial Results

Our historical results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future for the reasons discussed below.

Petroleum Segment

Coffeyville Refinery - During the three and nine months ended September 30, 2020, we capitalized costs of $1 million and $154 million, respectively, related to the planned turnaround which began in February 2020 and was completed in April 2020.

Wynnewood Refinery - The Petroleum Segment’s next planned turnaround is at the Wynnewood Refinery, where pre-planning expenditures are currently underway. During the three and nine months ended September 30, 2021, we capitalized $1 million and $2 million, respectively, related to these pre-planning activities.

Goodwill Impairment

As a result of lower expectations for market conditions in the fertilizer industry during 2020, the market performance of CVR Partners’ common units, a qualitative analysis, and additional risks associated with the business, the Company performed an interim quantitative impairment assessment of goodwill for the reporting unit associated with our Nitrogen Fertilizer Segment’s Coffeyville, Kansas facility as of June 30, 2020. The results of the impairment test indicated the carrying amount of this reporting unit exceeded the estimated fair value, and a full, non-cash impairment charge of $41 million was required.

CVR Energy, Inc.
(all information in this release is unaudited)

Financial and Operational Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2021	2020	2021	2020
Consolidated Statement of Operations Data
Net sales	$1,883	$1,005	$5,129	$2,811
Operating costs and expenses:
Cost of materials and other	1,473	846	4,381	2,348
Direct operating expenses (exclusive of depreciation and amortization)	137	116	409	353
Depreciation and amortization	65	67	199	200
Cost of sales	1,675	1,029	4,989	2,901
Selling, general and administrative expenses (exclusive of depreciation and amortization)	30	20	85	65
Depreciation and amortization	2	2	6	8
Loss on asset disposal	1	—	3	2
Goodwill impairment	—	—	—	41
Operating income (loss)	175	(46)	46	(206)
Other (expense) income:
Interest expense, net	(23)	(31)	(92)	(98)
Investment (loss) income on marketable securities	(1)	(65)	82	(13)
Other income, net	2	3	12	3
Income (loss) before income tax expense	153	(139)	48	(314)
Income tax expense (benefit)	47	(31)	(1)	(73)
Net income (loss)	106	(108)	49	(241)
Less: Net income (loss) attributable to noncontrolling interest	22	(12)	10	(53)
Net income (loss) attributable to CVR Energy stockholders	$84	$(96)	$39	$(188)

Basic and diluted earnings (loss) per share	$0.83	$(0.96)	$0.38	$(1.87)
Dividends declared per share	$—	$—	$4.89	$1.20

Adjusted loss per share	$(0.24)	$(0.57)	$(0.75)	$(1.26)
EBITDA*	$243	$(39)	$345	$(8)
Adjusted EBITDA *	99	14	192	107

Weighted-average common shares outstanding - basic and diluted	100.5	100.5	100.5	100.5

*See “Non-GAAP Reconciliations” section below.

Selected Balance Sheet Data

(in millions)	September 30, 2021	December 31, 2020
Cash and cash equivalents	$566	$667
Working capital	269	743
Total assets	3,872	3,978
Total debt and finance lease obligations, including current portion	1,676	1,691
Total liabilities	3,107	2,759
Total CVR stockholders’ equity	567	1,019

Selected Cash Flow Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Net cash provided by (used in):
Operating activities	$139	$111	$382	$62
Investing activities	(63)	(35)	(204)	(396)
Financing activities	(29)	(3)	(279)	361
Net increase (decrease) in cash and cash equivalents and restricted cash	$47	$73	$(101)	$27

Free cash flow*	$76	$76	$191	$(197)

* See “Non-GAAP Reconciliations” section below.

Selected Segment Data

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
Three Months Ended September 30, 2021
Net sales	$1,742	$145	$1,883
Operating income	135	46	175
Net income	146	35	106
EBITDA*	188	64	243

Capital expenditures (1)
Maintenance capital expenditures	$12	$3	$15
Growth capital expenditures	—	4	23
Total capital expenditures	$12	$7	$38

Nine Months Ended September 30, 2021
Net sales	$4,793	$344	$5,129
Operating (loss) income	(1)	63	46
Net income	23	17	49
EBITDA*	159	120	345

Capital expenditures (1)
Maintenance capital expenditures	$30	$8	$39
Growth capital expenditures	1	6	150
Total capital expenditures	$31	$14	$189

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
Three Months Ended September 30, 2020
Net sales	$927	$79	$1,005
Operating loss	(39)	(3)	(46)
Net loss	(33)	(19)	(108)
EBITDA*	15	15	(39)

Capital expenditures (1)
Maintenance capital expenditures	$12	$3	$16
Growth capital expenditures	5	2	7
Total capital expenditures	$17	$5	$23

Nine months ended September 30, 2020
Net sales	$2,556	$260	$2,811
Operating income	(161)	(34)	(206)
Net income (loss)	(156)	(81)	(241)
EBITDA*	(8)	23	(8)

Capital expenditures (1)
Maintenance capital expenditures	$66	$9	$78
Growth capital expenditures	14	4	18
Total capital expenditures	$80	$13	$96

* See “Non-GAAP Reconciliations” section below.
(1)Capital expenditures are shown exclusive of capitalized turnaround expenditures and business combinations.

Selected Balance Sheet Data

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
September 30, 2021
Cash and cash equivalents (1)	$402	$101	$566
Total assets	3,365	1,068	3,872
Total debt and finance lease obligations, including current portion (2)	56	625	1,676

December 31, 2020
Cash and cash equivalents (1)	$429	$31	$667
Total assets	2,991	1,033	3,978
Total debt and finance lease obligations, including current portion (2)	61	636	1,691

(1)Corporate cash and cash equivalents consisted of $63 million and $207 million at September 30, 2021 and December 31, 2020, respectively.
(2)Corporate total debt and finance lease obligations, including current portion consisted of $995 million and $994 million at September 30, 2021 and December 31, 2020, respectively.

Petroleum Segment

Key Operating Metrics per Total Throughput Barrel

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Refining margin *	$15.03	$5.47	$8.51	$5.77
Refining margin adjusted for inventory valuation impacts *	14.62	4.61	6.55	7.34
Direct operating expenses *	4.52	4.17	4.83	5.09

*See “Non-GAAP Reconciliations” section below.

Throughput Data by Refinery

	Three Months Ended September 30,		Nine Months Ended September 30,
(in bpd)	2021	2020	2021	2020
Coffeyville
Regional crude	27,259	35,769	27,865	36,277
WTI	63,779	58,744	62,388	42,793
WTL	1,547	—	522	—
Midland WTI	1,633	—	550	—
Condensate	5,532	13,885	8,659	8,502
Heavy Canadian	4,823	22	2,860	1,362
Other crude oil	18,535	9,702	16,270	3,258
Other feedstocks and blendstocks	10,656	8,203	9,796	7,001
Wynnewood
Regional crude	62,091	57,920	59,321	53,057
WTL	2,809	8,657	4,586	6,994
Midland WTI	4,312	—	1,453	1,573
Condensate	4,736	5,330	7,260	7,175
Other feedstocks and blendstocks	3,231	2,936	3,115	3,468
Total throughput	210,943	201,168	204,645	171,460

Production Data by Refinery

	Three Months Ended September 30,		Nine Months Ended September 30,
(in bpd)	2021	2020	2021	2020
Coffeyville
Gasoline	70,729	68,572	68,310	53,241
Distillate	53,946	49,407	52,231	38,976
Other liquid products	4,971	5,246	4,947	4,328
Solids	4,355	3,382	4,138	2,836
Wynnewood
Gasoline	39,647	37,119	39,319	37,333
Distillate	32,410	32,514	31,026	29,864
Other liquid products	2,524	2,712	2,826	2,532
Solids	16	23	19	25
Total production	208,598	198,975	202,816	169,135

Light product yield (as % of crude throughput) (1)	99.8%	98.7%	99.6%	99.0%
Liquid volume yield (as % of total throughput) (2)	96.8%	97.2%	97.1%	97.0%
Distillate yield (as % of crude throughput) (3)	43.8%	43.1%	43.4%	42.8%

(1)Total Gasoline and Distillate divided by total Regional crude, WTI, WTL, Midland WTI, Condensate, and Heavy Canadian throughput.
(2)Total Gasoline, Distillate, and Other liquid products divided by total throughput.
(3)Total Distillate divided by total Regional crude, WTI, WTL, Midland WTI, Condensate, and Heavy Canadian throughput.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Market Indicators (dollars per barrel)
West Texas Intermediate (WTI) NYMEX	$70.52	$40.92	$65.04	$38.21
Crude Oil Differentials to WTI:
Brent	2.71	2.42	2.92	4.32
WCS (heavy sour)	(12.86)	(9.82)	(12.52)	(12.31)
Condensate	(0.54)	(0.52)	(0.50)	(1.47)
Midland Cushing	0.22	0.13	0.44	0.16
NYMEX Crack Spreads:
Gasoline	22.74	10.89	20.65	10.93
Heating Oil	19.05	9.55	17.45	13.81
NYMEX 2-1-1 Crack Spread	20.89	10.22	19.05	12.37
PADD II Group 3 Basis:
Gasoline	(1.83)	(2.74)	(1.93)	(3.74)
Ultra-Low Sulfur Diesel	0.34	(1.01)	0.98	(1.50)
PADD II Group 3 Product Crack Spread:
Gasoline	20.90	8.15	18.72	7.19
Ultra-Low Sulfur Diesel	19.39	8.54	18.43	12.31
PADD II Group 3 2-1-1	20.15	8.34	18.58	9.75

Nitrogen Fertilizer Segment:

Key Operating Data:

Ammonia Utilization (3)	Three Months Ended September 30,		Nine Months Ended September 30,
(capacity utilization)	2021	2020	2021	2020
Consolidated	94%	98%	93%	97%

(1)Reflects our ammonia utilization rates on a consolidated basis. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and nine months ended September 30, 2021 and 2020 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Consolidated sales (thousand tons):
Ammonia	52	54	164	218
UAN	322	365	931	986

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$507	$242	$416	$293
UAN	305	140	240	156

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	205	215	610	631
Ammonia (net available for sale) (2)	65	71	205	228
UAN	314	330	920	968

Feedstock:
Petroleum coke used in production (thousand tons)	129	129	390	393
Petroleum coke (dollars per ton)	$50.35	$35.11	$43.23	$36.77
Natural gas used in production (thousands of MMBtu) (3)	2,043	2,136	6,079	6,408
Natural gas used in production (dollars per MMBtu) (3)	$4.29	$2.10	$3.48	$2.15
Natural gas in cost of materials and other (thousands of MMBtus) (3)	1,786	2,026	5,436	6,660
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$3.78	$2.01	$3.27	$2.25

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Ammonia — Southern Plains (dollars per ton)	$623	$216	$543	$249
Ammonia — Corn belt (dollars per ton)	659	299	594	336
UAN — Corn belt (dollars per ton)	352	159	317	170

Natural gas NYMEX (dollars per MMBtu)	$4.32	$2.12	$3.35	$1.92

Q4 2021 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the fourth quarter of 2021. See “Forward-Looking Statements” above.

	Q4 2021
	Low	High
Petroleum Segment
Total throughput (bpd)	210,000	230,000
Direct operating expenses (1) (in millions)	$90	$100

Nitrogen Fertilizer Segment
Ammonia utilization rates (2)
Consolidated	90%	95%
Coffeyville Facility	90%	95%
East Dubuque Facility	90%	95%
Direct operating expenses (1) (in millions)	$45	$50

Capital Expenditures (3) (in millions)
Petroleum	$26	$30
Renewables (4)	—	1
Nitrogen Fertilizer	9	12
Other	—	1
Total capital expenditures	$35	$44

(1)Direct operating expenses are shown exclusive of depreciation and amortization and, for the Nitrogen Fertilizer segment, turnaround expenses and inventory valuation impacts.
(2)Ammonia utilization rates exclude the impact of turnarounds.
(3)Capital expenditures are disclosed on an accrual basis.
(4)Renewables reflects spending on the Wynnewood renewable diesel unit (“RDU”) project. Amounts spent in 2020 were previously reported under Other. Upon completion and meeting of certain criteria under accounting rules, Renewables is expected to be a new reportable segment. As of September 30, 2021, Renewables does not the meet the definition of an operating segment as defined under Accounting Standards Codification 280.

Non-GAAP Reconciliations:

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Net income (loss)	$106	$(108)	$49	$(241)
Interest expense, net	23	31	92	98
Income tax expense (benefit)	47	(31)	(1)	(73)
Depreciation and amortization	67	69	205	208
EBITDA	$243	$(39)	$345	$(8)
Adjustments:
Revaluation of RFS liability	(115)	2	54	(6)
(Gain) loss on marketable securities	1	68	(82)	20
Unrealized gain on derivatives	(22)	(1)	(16)	(14)
Inventory valuation impacts, (favorable) unfavorable	(8)	(16)	(109)	74
Goodwill impairment	—	—	—	41
Adjusted EBITDA	$99	$14	$192	$107

Reconciliation of Basic and Diluted Earnings (Loss) per Share to Adjusted Loss per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Basic and diluted earnings (loss) per share	$0.83	$(0.96)	$0.38	$(1.87)
Adjustments (1):
Revaluation of RFS liability	(0.85)	0.01	0.40	(0.05)
(Gain) loss on marketable securities	0.01	0.50	(0.60)	0.15
Unrealized gain on derivatives	(0.17)	(0.01)	(0.12)	(0.10)
Inventory valuation impacts, (favorable) unfavorable	(0.06)	(0.11)	(0.81)	0.54
Goodwill impairment (2)	—	—	—	0.07
Adjusted loss per share	$(0.24)	$(0.57)	$(0.75)	$(1.26)

(1)Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.
(2)Amount is shown exclusive of noncontrolling interests.

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$139	$111	$382	$62
Less:
Capital expenditures	(62)	(24)	(188)	(101)
Capitalized turnaround expenditures	(1)	(11)	(3)	(158)
Free cash flow	$76	$76	$191	$(197)

Reconciliation of Petroleum Segment Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Petroleum net income (loss)	$146	$(33)	$23	$(156)
Interest (income) expense, net	(8)	(3)	(16)	(2)
Depreciation and amortization	50	51	152	150
Petroleum EBITDA	188	15	159	(8)
Adjustments:
Revaluation of RFS liability	(115)	2	54	(6)
Unrealized gain on derivatives	(22)	(1)	(16)	(14)
Inventory valuation impacts, (favorable) unfavorable (1) (2)	(8)	(16)	(109)	74
Petroleum Adjusted EBITDA	$43	$—	$88	$46

Reconciliation of Petroleum Segment Gross Profit (Loss) to Refining Margin and Refining Margin Adjusted for Inventory Valuation Impacts

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Net sales	$1,742	$927	$4,793	$2,556
Cost of materials and other	1,450	826	4,318	2,285
Direct operating expenses (exclusive of depreciation and amortization)	88	77	270	239
Depreciation and amortization	50	51	152	150
Gross profit (loss)	154	(27)	53	(118)
Add:
Direct operating expenses (exclusive of depreciation and amortization)	88	77	270	239
Depreciation and amortization	50	51	152	150
Refining margin	292	101	475	271
Inventory valuation impacts, (favorable) unfavorable (1) (2)	(8)	(16)	(109)	74
Refining margin adjusted for inventory valuation impacts	$284	$85	$366	$345

(1)The Petroleum Segment’s basis for determining inventory value under GAAP is FIFO. Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the inventory valuation impact per total throughput barrel, we utilize the total dollar figures for the inventory valuation impact and divide by the number of total throughput barrels for the period.
(2)Includes an inventory valuation charge of $58 million recorded in the first quarter of 2020, as inventories were reflected at the lower of cost or net realizable value. No adjustment was necessary for any other period of 2020 or 2021.

Reconciliation of Petroleum Segment Total Throughput Barrels

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total throughput barrels per day	210,943	201,168	204,645	171,460
Days in the period	92	92	273	274
Total throughput barrels	19,406,776	18,507,431	55,868,087	46,980,133

Reconciliation of Petroleum Segment Refining Margin per Total Throughput Barrels

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except for per throughput barrel data)	2021	2020	2021	2020
Refining margin	$292	$101	$475	$271
Divided by: total throughput barrels	19	19	56	47
Refining margin per total throughput barrel	$15.03	$5.47	$8.51	$5.77

Reconciliation of Petroleum Segment Refining Margin Adjusted for Inventory Valuation Impacts per Total Throughput Barrel

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except for throughput barrel data)	2021	2020	2021	2020
Refining margin adjusted for inventory valuation impacts	$284	$85	$366	$345
Divided by: total throughput barrels	19	19	56	47
Refining margin adjusted for inventory valuation impacts per total throughput barrel	$14.62	$4.61	$6.55	$7.34

Reconciliation of Petroleum Segment Direct Operating Expenses per Total Throughput Barrel

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except for throughput barrel data)	2021	2020	2021	2020
Direct operating expenses (exclusive of depreciation and amortization)	$88	$77	$270	$239
Divided by: total throughput barrels	19	19	56	47
Direct operating expenses per total throughput barrel	$4.52	$4.17	$4.83	$5.09

Reconciliation of Nitrogen Fertilizer Segment Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Nitrogen fertilizer net income (loss)	$35	$(19)	$17	$(81)
Interest expense, net	11	16	51	47
Depreciation and amortization	18	18	53	57
Nitrogen Fertilizer EBITDA	64	15	120	23
Adjustments:
Goodwill impairment	—	—	—	41
Adjusted Nitrogen Fertilizer EBITDA	$64	$15	$120	$64

Reconciliation of Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer

Twelve Months Ended September 30, 2021
Total debt and finance lease obligations (1)	$1,676
Less:
Nitrogen Fertilizer debt and finance lease obligations (1)	$625
Total debt and finance lease obligations exclusive of Nitrogen Fertilizer	1,051

EBITDA exclusive of Nitrogen Fertilizer	$208

Total debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer	5.05

Consolidated cash and cash equivalents	$566
Less:
Nitrogen Fertilizer cash and cash equivalents	101
Cash and cash equivalents exclusive of Nitrogen Fertilizer	465

Net debt and finance lease obligations exclusive of Nitrogen Fertilizer (2)	$586

Net debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer (2)	2.82

(1)Amounts are shown inclusive of the current portion of long-term debt and finance lease obligations.
(2)Net debt represents total debt and finance lease obligations exclusive of cash and cash equivalents.

	Three Months Ended				Twelve Months Ended September 30, 2021
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Consolidated
Net loss	$(78)	$(55)	$(2)	$106	$(29)
Add:
Interest expense, net	32	31	38	23	124
Income tax benefit	(23)	(42)	(6)	47	(24)
Depreciation and amortization	70	66	72	67	275
EBITDA	$1	$—	$102	$243	$346

Nitrogen Fertilizer
Net loss	$(17)	$(25)	$7	$35	—
Add:
Interest expense, net	16	16	23	11	66
Depreciation and amortization	19	14	21	18	72
EBITDA	$18	$5	$51	$64	$138

EBITDA exclusive of Nitrogen Fertilizer	$(17)	$(5)	$51	$179	$208